UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:
[ ]	Preliminary Information Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[x]	Definitive Information Statement

SATELLITE NEWSPAPERS CORP.
(Name of Registrant As Specified In Its Charter)

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[ ]	Fee paid previously with preliminary materials.
[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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SATELLITE NEWSPAPERS CORP.
(a Nevada corporation)

INFORMATION STATEMENT
Date first mailed to stockholders: November 23, 2007

980 Post Road East
Westport, Connecticut 06880
(Principal Executive Offices)

WE ARE NOT ASKING YOU FOR A PROXY,
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Item 1.                      Information Required by Items of Schedule 14A.

Introduction.

This Information Statement is being mailed or otherwise being furnished to stockholders of Satellite Newspapers Corp., a Nevada corporation (the "Company"), in connection with a certain shareholder action taken by written consent of the holders of a majority of our outstanding shares of Common Stock to approve effect a reverse split (the “Reverse Stock Split”) of our issued and outstanding Common Stock, $.001 par value per share (the “Common Stock”) pursuant to which each two thousand (2,000) shares of our issued and outstanding Common Stock as of the record date of the Reverse Stock Split was combined and consolidated into one (1) share of Common Stock immediately following the Reverse Stock Split.

Section 78.320 of the Nevada Revised Statutes and the By-laws of Satellite provide that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if stockholders holding at least a majority of the voting power sign a written consent approving the action.

On October 22, 2007, the board of directors of the Company approved and recommended the Reverse Stock Split. Subsequently, the holders of a majority of the voting power signed and delivered to Satellite written consents approving the Reverse Stock Split, in lieu of a meeting. Since the holders of the required majority of shares of common stock have approved the Reverse Stock Split, no other votes are required or necessary and no proxies are being solicited with this Information Statement.

The Company has obtained all necessary corporate approvals in connection with the shareholder action and your consent is not required and is not being solicited in connection with the approval of the shareholder action. This Information Statement is furnished solely for the purpose of informing stockholders in the manner required under the Securities Exchange Act of 1934 of these corporate actions before they take effect.

This Information Statement is dated October 23, 2007 and is first being mailed to stockholders on or about November 23, 2007.  Only shareholders of record at the close of business on October 23, 2007 are entitled to receive this Information Statement.

We have elected not to call a special meeting of our shareholders in order to eliminate the costs of and time involved in holding a special meeting.  Our management has concluded that it is in the best interests of our Company to address this matter in the manner stated herein.

We have asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of our Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

EFFECTIVE DATE

The Reverse Stock Split will not become effective until (i) 21 days from the date this Information Statement is first mailed to the stockholders, or, (ii) such later date as approved by the board of directors, in its sole discretion.

DISSENTER'S RIGHTS OF APPRAISAL

Neither the Articles and Bylaws of Satellite Newspapers Corp. nor the Nevada Revised Statutes provide for dissenters' rights of appraisal in connection with the Reverse Stock Split.

TWO THOUSAND TO ONE REVERSE

The terms of the Reverse Stock Split provide for each two thousand (2,000) of the outstanding shares of our Common Stock on the date of the Reverse Stock Split (the "Old Shares") will be automatically converted into one (1) share of our Common Stock (the "New Shares"), thereby reducing the number of shares of our Common Stock issued and outstanding.

The Reverse Stock Split does not change the par value designation of our Common Stock, or the number of shares of our Common Stock authorized for issuance.

PURPOSE AND EFFECT OF THE REVERSE STOCK SPLIT

Our Board of Directors believes that the relatively low per-share market price of our Common Stock impairs the acceptability of our Common Stock to certain members of the investing public, as well as our ability to attract a company to reverse merge with us.  Because of the current low price of our Common Stock, our credibility as a viable company to reverse merge with is negatively impacted.  Specifically, many analysts will not or are not permitted to initiate coverage on any securities that trade below $5.00.  In addition, certain investors view low-priced stock as unattractive or, as a matter of policy, are precluded from purchasing low-priced securities.  However, certain other investors may be attracted to low-priced stock because of the greater trading volatility sometimes associated with such securities.

Because brokerage commissions on low-priced stock generally represent a higher percentage of the stock price than commissions on higher priced stock, the current share price of our Common Stock can result in individual stockholders paying transaction costs (commissions, markups or markdowns) that represent a higher percentage of their total share value than would be the case if the share price were substantially higher.  This factor also may limit the willingness of institutions to purchase our Common Stock at its current price levels.

Also, our Board of Directors believes that some potential executives and other employees are less likely to consider working for a company with a low stock price, regardless of the size of the company's market capitalization.  If the Reverse Stock Split successfully increases the per share price of our Common Stock (of which there can be no assurance), our Board of Directors believes this increase could enhance our Company's ability to attract and retain key executives and other employees.  The reduction in the number of outstanding shares is expected to increase the bid price of our Common Stock, although there can be no assurance that the price will increase in inverse proportion to the ratio of the Reverse Stock Split ratio.

For these reasons our Board of Directors has chosen to adopt and recommend the Reverse Stock Split.

The market price of our Common Stock is also based on factors, which may be unrelated to the number of shares outstanding.  These factors include our performance, general economic and market conditions and other factors, many of which are beyond our control.

The Reverse Stock Split will affect all of the holders of our Common Stock uniformly.  Any fractional shares existing as a result of the Reverse Stock Split shall be rounded to the next higher whole number to those shareholders who are entitled to receive them as a consequence of the Reverse Stock Split.  After the Effective Date of the Reverse Stock Split, each stockholder will own a reduced number of shares of our Common Stock, but will hold the same percentage of the outstanding shares as such stockholder held prior to the Effective Date.  The Reverse Stock Split will have an impact on the number of shares of our Common Stock that may be issued upon the conversion of our outstanding Convertible Debentures, as the conversion price will be adjusted accordingly.

The liquidity of our Common Stock may be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split.  In addition, the split will increase the number of shareholders who own odd-lots.  An odd-lot is fewer than 100 shares.  Such shareholders may experience an increase in the cost of selling their shares and may have greater difficulty in making sales.

The Reverse Stock Split will not affect the par value of our Common Stock.  As a result, on the Effective Date, the stated capital on our balance sheet attributable to our Common Stock will be reduced in proportion with the exchange ratio for the Reverse Stock Split and our additional paid-in capital account will be credited with the amount by which the stated capital is reduced.  These accounting entries will have no impact on total stockholders' equity.  All share and per share information will be retroactively adjusted following the Effective Date to reflect the Reverse Stock Split for all periods presented in future filings.

The Board considered reducing the number of shares of authorized Common Stock in connection with the Reverse Stock Split, but determined that the availability of additional shares may be beneficial to our Company in the future.  The availability of additional authorized shares will allow the Board to issue shares for corporate purposes, if appropriate opportunities should arise, without further action by the stockholders or the time delay involved in obtaining stockholder approval (except to the extent that approval is otherwise required by applicable law).  Such purposes could include meeting requirements for capital expenditures or working capital or, depending on the market conditions, effecting future acquisitions of other businesses through the issuance of shares.

Because the Reverse Stock Split results in an increased number of authorized but unissued shares of our Common Stock, it may be construed as having an anti-takeover effect.  Although the Reverse Stock Split is not being undertaken by the Board for this purpose, in the future the Board could, subject to its fiduciary duties and applicable law, use the increased number of authorized but unissued shares to frustrate persons seeking to take over or otherwise gain control of our Company by, for example, privately placing shares with purchasers who might side with the Board in opposing a hostile takeover bid.  Shares of Common Stock could also be issued to a holder that would thereafter have sufficient voting power to assure that any proposal to amend or repeal our Bylaws or certain provisions of our Articles of Incorporation would not receive the requisite vote.  Such uses of our Common Stock could render more difficult, or discourage, an attempt to acquire control of our Company if such transactions were opposed by the Board.

The Reverse Stock Split will have the following effects upon our Common Stock:

The number of shares owned by each holder of Common Stock will be reduced by the ratio of fifty (2,000) to one (1), reducing the number of shares of our Common Stock outstanding from 423,477,518 shares, to approximately 211,739 shares;

The number of shares of Common Stock we are authorized to issue will remain the same at 500,000,000 shares; and

The par value of our Common Stock will remain the same.

The New Shares will be fully paid and non-assessable.  The Reverse Stock Split will not change anything else with regards to our Common Stock.  The New Shares will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the Old Shares.  Each shareholder's percentage ownership of the New Shares will not be altered.

Because the number of authorized shares of our Common Stock will not be reduced, the overall effect will be an increase in authorized but unissued shares of our Common Stock as a result of the Reverse Stock Split.  These shares may be issued by our Board of Directors in its sole discretion.  Any future issuance will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of our Common Stock.

We have no present intention of seeking to terminate our registration and our reporting requirements under the Exchange Act.

MANNER OF EFFECTING THE REVERSE STOCK SPLIT

The Reverse Stock Split will be effective no sooner than 20 days after the date this Information Statement is first mailed to you our stockholders.  We anticipate that the Reverse Split will be effective on or around November 30, 2007 (the "Effective Date").  As soon as practicable after the Effective Date, our transfer agent, Signature Stock Transfer, Inc. (the "Transfer Agent"), of 2301 Ohio Drive, Suite 100, Plano, Texas 75093, telephone number (972) 612-4120, will send a letter of transmittal to each holder of record of Old Shares outstanding on the Effective Date. The letter of transmittal will contain instructions for the surrender of certificates representing the Old Shares.  Upon proper completion and execution of the letter of transmittal and return thereof, together with certificates representing the Old Shares, a shareholder will be entitled to receive a certificate representing the number of the New Shares into which his Old Shares have been reclassified as a result of the Reverse Stock Split. Shareholders should not submit any certificates until requested to do so. No new certificate will be issued to a shareholder until such shareholder has surrendered his outstanding certificates, together with the properly completed and executed letter of transmittal.  Until so surrendered, each outstanding certificate representing the Old Shares will be deemed for all corporate purposes after the Effective Date to evidence ownership of the New Shares in the appropriately reduced number.

THE REVERSE SPLIT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE FAIRNESS OR MERIT OF THE REVERSE SPLIT NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

PLEASE NOTE THAT THIS IS NEITHER A REQUEST FOR YOUR VOTE NOR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENT AND THE REVERSE SPLIT AND THEIR EFFECTS AND TO PROVIDE YOU WITH INFORMATION ABOUT THE REVERSE SPLIT AND THE BACKGROUND OF THIS TRANSACTION.

VOTE REQUIRED

The Reverse Stock Split requires the approval of the holders of a majority of the outstanding shares of our Common Stock. Holders of our Common Stock are entitled to one vote per share on all matters submitted to a vote.  There were 423,477,518 shares of our Common Stock outstanding as of October 22, 2007.  On that date, shareholders representing 245,659,933 shares (58.01%) of our Common Stock, which is a majority of the shares outstanding, consented in writing to the Amendment.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT

The following is a summary of certain material federal income tax consequences of the Reverse Stock Split, and does not purport to be a complete discussion of all of the possible federal income tax consequences of the Reverse Stock Split.  It does not discuss any state, local, foreign or minimum income or other U.S. federal tax consequences.  Also, it does not address the tax consequences to shareholders who are  subject to  special  tax rules,  such as  banks,  insurance  companies,  regulated  investment  companies, personal holding companies, foreign entities, non resident alien individuals, broker-dealers and tax-exempt entities.  The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively.  This summary also assumes that the Old Shares were, and the New Shares will be, held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (generally, property held for investment).  The tax treatment of a shareholder may vary depending upon the particular facts and circumstances of such shareholder.

EACH SHAREHOLDER SHOULD CONSULT WITH SUCH SHAREHOLDER'S OWN TAX ADVISOR WITH RESPECT TO THE CONSEQUENCES OF THE REVERSE STOCK SPLIT.

No gain or loss should be recognized by a shareholder of our Company upon such shareholder's exchange of Old Shares for New Shares pursuant to the Reverse Stock Split.  The aggregate tax basis of the New Shares received in the Reverse Stock Split will be the same as the shareholder's aggregate tax basis in the Old Shares exchanged therefore.  The shareholder's holding period for the New Shares will include the period during which the shareholder held the Old Shares surrendered in the Reverse Stock Split.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding ownership of our Company's Common Stock as of October 22, 2007, the date the proposed Reverse Stock Split was approved by our shareholders, by (i) each person known to the Company to own beneficially more than 5% of our Common Stock, (ii) each director, (iii) each executive officer, and (iv) all directors and executive officers as a group.  Unless otherwise indicated, each person in the table has sole voting and investment power as to the shares shown.  All references to share ownership are presented on a pre-reverse split basis.

NAME OF BENEFICIAL OWNER ===========================	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP =============================================	PERCENTAGE OF CLASS (1) ========================
Roy Piceni	245,659,933 common shares	58.01%

The following table lists, as of October 22, 2007, the number of common shares beneficially owned, and the percentage of the Company's common shares so owned, by each director and by all directors and executive officers as a group.

NAME OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENTAGE OF CLASS (1)
=============================	===============================================	========================
Roy Piceni	245,659,933 common shares	58.01%
Randy Hibma	0 common shares	0.00%
-------------------------------------------------	-----------------------------------------	-------------
Directors and Officers as a group	245,659,933 common shares	58.01%
=============================	=======================	=======

Item 2                      Statement That Proxies Are Not Solicited

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Item 3.                       Interest of Certain Persons in or Opposition to Matters to Be Acted Upon

The board of directors approved the Reverse Split on October 22, 2007. At that time and as of the date of this Information Statement, the directors and officers of the Company beneficially owned 245,659,933 shares of the Company.

Item 4.                      Proposals by Security Holders.

Not applicable as no proposals submitted.

Additional Information

Additional information concerning the Company, including its annual report on Form 10-KSB for the fiscal year ended December 31, 2006, which have been filed with the Securities and Exchange Commission, may be accessed through the Edgar archives, at www.sec.gov and is incorporated herein by reference.

BY ORDER OF THE BOARD OF DIRECTORS

Roy Piceni, Chief Executive Officer

Westport, Connecticut
November 23, 2007